Medical Futures Inc.
31-Mar-15

ASSETS

		Totals
CURRENT	Cash	$61,574
	Accounts receivable *(Note 7)*	$1,065,973
	Inventory *(Note 2)*	$1,747,916
	Income taxes recoverable	$125,520
	Prepaid expenses	$326,534
	Due from related party *(Note 7)*	$10,174
		3,337,691
	PROPERTY AND EQUIPMENT *(Note 3)*	$190,808
	INTANGIBLE ASSETS *(Note 4)*	$1,413,574
		$4,942,073

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT		
	Bank indebtedness *(Note 6)*	$1,954,685
	Accounts payable and accrued liabilities *(Note 5)*	$1,545,526
	Income taxes payable	$0
		3,500,211
	DUE TO SHAREHOLDER *(Note 7)*	$535,151
		4,035,362
SHAREHOLDERS' EQUITY		
	Share capital *(Note 8)*	350,001
	Retained earnings	556,710
		906,711
		$4,942,073
	check:	-

Medical Futures Inc.
31-Mar-15

REVENUE		2,185,874
		0
COST OF SALES		988,542
GROSS PROFIT		1,197,332
EXPENSES		
	Advertising and promotion	536,131
	Amortization of property and equipment	3,615
	Amortization of intangible assets	47,276
	Business taxes, licenses and memberships	5,213
	Insurance	29,420
	Interest and bank charges	4,543
	Interest on bank indebtedness	13,033
	Meals and entertainment	27,164
	Office and general	137,817
	Professional fees	19,995
	Property taxes	5,631
	Premises *(Note 7)*	48,781
	Repairs and maintenance	0
	Salaries and wages	690,400
	Supplies	4,129
	Travel	92,098
	Utilities	16,889
		1,682,135
INCOME (LOSS) FROM OPERATIONS		-484,803
OTHER INCOME (EXPENSES)		
	Foreign exchange gains (losses)	11,181
		11,181
INCOME (LOSS) BEFORE INCOME TAXES		-473,622
INCOME TAXES *(Note 9)*		-98,569
NET INCOME (LOSS)		-375,053
RETAINED EARNINGS - BEGINNING OF YEAR		931,763
		556,710
DIVIDENDS PAID		0
RETAINED EARNINGS - END OF YEAR		556,710